QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Playtex Products, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-88806, 333-31703, 333-32114 and 333-74586) on Form S-8 of Playtex Products, Inc. of our report dated February 19, 2004, relating to the consolidated balance sheets of Playtex Products, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for the twelve month periods ended December 27, 2003, December 28, 2002 and December 29, 2001, and the related schedule, which report appears in the December 27, 2003 annual report on Form 10-K of Playtex Products, Inc. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of December 30, 2001 and Statement of Financial Accounting Standards No. 145, Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, as of December 29, 2002.

/s/ KPMG LLP
Stamford, CT March 9, 2004

QuickLinks

  Exhibit 23